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                                                                    Exhibit 10.4

                               SERVICE AGREEMENT

          THIS SERVICE AGREEMENT (this "Agreement") is entered into as of August 7, 2000 (the "Effective Date") by and between BRE Properties, Inc., a Maryland corporation ("Owner"), and VelocityHSI, INC., a Delaware corporation ("Provider"). Owner and Provider are each referred to as a "Party" or collectively as the "Parties." All capitalized terms have the meanings set forth herein unless otherwise indicated.

                                R E C I T A L S
                                ----------------

          A. Provider provides an assortment of high speed data and localized multiple dwelling unit ("MDU") services, including high speed Internet access through its VelocityHSI service, community specific portals through its KLIKLANE service and e-mail services and Web pages individualized for particular communities through its ZIPPITYKLIK service (collectively, the "VelocityHSI Services");

          B. Owner owns, operates, leases and manages the MDU(s) detailed on Exhibit "A" attached hereto (each a "Complex" and collectively, the
-----------
"Complexes");

          C. Provider and Owner desire to provide for the provision of VelocityHSI Services to the Complexes on the basis of, and subject to the terms and conditions set forth below.

                               A G R E E M E N T
                               -----------------

          NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and other good and valuable consideration, the Parties hereto agree as follows:

1.   Term of Agreement.  This Agreement shall commence as of the Effective Date
     ------------------
     and shall continue until terminated by either Party (the "Term"). Owner may terminate the Agreement at any time after the earlier of (i) six (6) months from the date hereof or (ii) thirty (30) days after completion of the initial installation described in Section 2.1, upon thirty (30) days prior
                                       -----------
     written notice to Provider and Provider may terminate the Agreement at any time upon one hundred eighty (180) days prior written notice to Owner.

2.   Provider Obligations.  During the Term, Provider will perform each of the
     ---------------------
     following obligations:

     2.1  Initial Installation. As soon as practicable after the Effective Date,
          ---------------------
          Provider shall install the Infrastructure, as hereafter defined, in each Complex. The exact configuration of the Infrastructure for each complex shall be determined by Provider based upon the factors unique to each Complex, including but not limited to, the construction style, size, existing data and telecommunications systems and Complex amenities. Provider shall provide Owner with a description of the system to be installed. It is anticipated that this process will take thirty (30) to forty-five (45) days.
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     2.2  VelocityHSI Services. Upon substantial completion of the
          ---------------------
          Infrastructure, and for the entire Term, Provider shall, consistent with the terms and conditions contained in this Agreement and subject to a resident's compliance with Provider's generally applicable Subscriber's agreement, provide any of the generally available VelocityHSI Services to any Complex resident so requesting. All VelocityHSI Services shall be provided in compliance with the standards detailed on Exhibit "B" and consistent with industry
                                -----------
          standards. The Parties agree that the exact package of services included with the VelocityHSI Services may be modified from time to time in Provider's discretion due to system upgrades and changes in technology, in accordance with the terms of this Agreement.

     2.3  Web Portal Service.  Provider will design, host and maintain a Complex
          -------------------
          specific community web portal for each Complex (each a "Web Portal"). The Web Portal will provide information regarding the Complex amenities and special programs, links and access to Complex maintenance service requests and messaging to and from the Complex management for the Complex residents. Provider shall be responsible for periodically revising and providing such reasonable modifications, and maintenance as Owner may request, including, updating and posting current events, notices, and information for the Complex residents; provided that the exact design, layout and content at the Web Portal shall be determined by Provider.

          (a) Each Web Portal shall be co-branded with Provider's and Owner's marks, logo's and/or name, and may contain such other banners, advertising, content or links as Provider may determine, in its discretion.

          (b)  Notwithstanding the foregoing:

               (i) Provider shall comply with all reasonable requests of Owner regarding inclusion of content specific to the Complex, Owner, or other Complexes, including without limitation, current events, notices, promotions and similar information. Provider shall consult with Owner, and consider all reasonable requests regarding the initial lay out and design of each Web Portal.

               (ii) Provider shall not knowingly permit or use any (1) content which contains obscene material, sexual explicit adult programming, or indecent material as defined in 47 C.F.R. 76.701(g); (2) any material soliciting or promoting unlawful activity; or (3) content that may or could have been subject to the telecommunications act of 1996, relating to the scrambling of sexually explicit adult video service programming.

          (c) Each Web Portal will be segmented into one or more areas as Provider determines. The basic area, containing information and basic services related to the Complex shall be accessible to all Subscribers at no charge. Additional portions of the Web Portal may be accessible on a restricted

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               basis, whether by upgraded subscription, pay-per-view, or
               otherwise, as Provider determines, provided, however, that any such services shall be made available to all residents of the Complex upon the same terms and conditions.

     2.4  Owner Internet Connection and Services. Provider shall provide Owner
          ---------------------------------------
          with one high speed Internet connection for each Complex during the entire Term for use by Owner's employees and agents in connection with management and operation of the Complexes. Provider shall include a dedicated, password protected, portion of each Complex's Web Portal for use by Owner's employees.

     2.5  Subscriber Support.  Provider will provide reasonable onsite technical
          -------------------
          support for Subscribers, at reasonable times designated by Provider and as detailed in Exhibit "C", including assistance with initial or
                             -----------
          subsequent configuration of Subscriber supplied equipment and 24-7 toll-free telephone subscriber assistance.

     2.6  Permits Licenses, etc.  Provider shall possess and maintain during the
          ----------------------
          entire Term all material permits, including, without limitation, any building or use permits relating to the Infrastructure, licenses, franchise rights, trademarks, trademark rights, trade names, trade name rights, copyrights, and all other intellectual property rights, including requisite licenses or rights from third parties which are required to provide the VelocityHSI Services to each Complex in accordance with this Agreement.

     2.7  Insurance Obligations. Provider shall procure and maintain the
          ----------------------
          following insurance policies in no less than the following minimum policy amounts (or such other minimum amounts, if higher, as are required by law):

          (a) All risk property insurance covering the full replacement cost of the Infrastructure and all other personal property and improvements installed or placed in or on the Complexes by Provider.

          (b) Commercial General Liability Insurance with policy limits of at least one million dollars ($1,000,000) per occurrence, and two million dollars ($2,000,000) aggregate.

          (c) Workman's compensation insurance with limits in compliance with the laws of the State in which each Complex is located.

          (d) Vehicular liability insurance with personal injury limits of not less than five hundred thousand dollars ($500,000) for one person and one million dollars ($1,000,000) for two or more persons and vehicular liability property damage insurance with a limit of not less than fifty thousand dollars ($50,000) to cover all vehicle accidents.

          (e) The liability and property policy shall each name Owner as an additional insured, insure on an occurrence and not a claims made basis, be issued by companies licensed to do business in the state in which each Complex is

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               located, provided that the insurer will endeavor to provide thirty (30) days written notice to Owner prior to cancellation, and contain a cross liability/ severability of interests clause and a contractual liability endorsement (any policy issued to Owner providing duplicate or similar coverage shall be deemed excess over Provider's policies). Any all risk property insurance obtained by Owner and Provider shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured against Owner or Provider, their officers, trustees, directors, employees, agents, invitees and contractors in connection with any loss or damage thereby insured against.

          (f) Provider warrants that it meets or exceeds all insurance requirements stated herein and those that are required by the laws in the State in which each Complex is located.

     2.8  Marketing Support. Provider shall provide to Subscribers at each
          ------------------
          Complex on-site training, reference material and telephone support, and shall provide to Owner marketing materials and a demonstration Kiosk for display in the Complex's common area.

3.   Owner Obligations.  During the entire Term, Owner will perform and observe
     ------------------
     each of the following obligations:

     3.1  Use of Equipment Room.  Owner shall allow Provider access and use of a
          ----------------------
          lockable equipment room in each Complex as reasonably required for the Infrastructure.

     3.2  Access to Property. Owner shall, at no cost to Provider, provide
          -------------------
          Provider and Provider's employees, authorized agents and contractors with reasonable access to all portions of the Complexes as may be necessary to fulfil Provider's obligations hereunder, including without limitation all installation, service, maintenance and repair obligations. Such access shall include on demand access to mechanical rooms or similar areas of the Complex. To the extent that access to any leased unit is required, Provider agrees to comply with any policy or requirement generally applicable to Owner's maintenance personnel, including any advanced notice procedures. As to all other portions of each Complex, Provider agrees to comply with all of Owner's reasonable access and security policies such as contacting a Complex manager when on site.

     3.3  Permit/Information Assistance. Owner shall provide Provider with
          ------------------------------
          access to all information and plans regarding the Complexes reasonably required for the installation of the infrastructure and providing of services hereunder, including, without limitation any "as built" or architectural information of the Complexes and access to any individuals or entities who regularly perform service work on the Complexes' systems, including electrical, HVAC, and telecommunications systems. Furthermore, Owner shall, at Provider's sole cost and expense, take all reasonable actions, including executing permit and/or use applications, to assist

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          Provider in obtaining all permits or governmental approvals associated with the installation, and maintenance of the Infrastructure, and provision of the VelocityHSI Services.

     3.4  Marketing/Promotion.  Owner agrees to display print advertising and
          -------------------
          newsletters regarding the VelocityHSI Services, to include Provider marketing materials in new tenant orientation packages and to allow Provider reasonable use of common areas for promotional functions, provided that Provider shall pay all costs with respect to such promotional functions. Owner shall, as condition to leasing a unit, require all tenants to execute the "Free Services" portion of the standard form Subscription Agreement, provided the execution of this portion of the Subscription Agreement shall not prevent or hinder tenants from using other providers of services similar to the VelocityHSI services. Provider will request assistance from Owner's leasing consultants in marketing the VelocityHSI Services to residents of the Complexes ("Marketing Assistance"), in exchange for the fees described in this Agreement. Owner will not prevent its leasing consultants from providing Marketing Assistance or from entering into marketing agreements with Provider, provided that (i) the provision of Marketing Assistance to Provider by such leasing consultants shall not interfere with the performance of the duties of such leasing consultants to Owner or with respect to the Complexes; (ii) in no event shall any leasing consultant devote more than 5% of the time that they devote to matters for Owner providing Marketing Assistance;
          (iii) Owner shall not have any responsibility for, or other association with, the Marketing Assistance, including any obligation relating to the payments for the Marketing Assistance or any tax withholding with respect to such payments; and (iv) Provider shall enter into the agreement attached hereto as Exhibit G to retain Owner's leasing consultants to provide Marketing Assistance.

     3.5  Cooperation with Inventory. Owner shall use its best efforts to assist
          ---------------------------
          Provider in preventing theft and destruction of all portions of the Infrastructure including Infrastructure located in the Subscriber's unit, such as set top access units, and wireless keyboards. Such efforts shall include, without limitation verifying that all Infrastructure in a residential unit is accounted for and free from obvious damage after a Subscriber vacates a unit.

     3.6  Cooperation to Prevent Fraudulent Use.  If Owner becomes aware of any
          --------------------------------------
          illegal access of the VelocityHSI Services, Owner agrees to advise Provider about residents who are illegally obtaining such service. If access to an individual unit is needed to confirm such illegal use, Owner shall cooperate to the extent permitted by state and Federal laws governing the access to an individual unit.

4.   Revenue Allocation. Owner and its leasing consultants shall be entitled to
     -------------------
     receive the following payments relating to the VelocityHSI Services.

     4.1  Subscriber Fees. Provider shall pay Owner ten percent (10%) of all
          ---------------
          gross revenue received by Provider from residents of the Complexes who subscribe for the

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          VelocityHSI Services (each a "Subscriber"), subject to the limitations set forth in Section 6.3.

     4.2  Advertising and Commission Revenue. Provider shall pay Owner ten
          ----------------------------------
          percent (10%) of all gross revenue received by Provider attributable to the Complexes' Web Portal from (i) advertising displayed on the Web Portal or (ii) any commission, referral fee, or similar payment from any unaffiliated vendor or service provider received by reason of a Subscriber's use or purchase of such third party's good or services (collectively the "Third Party Revenue").

     4.3  Leasing Consultants. For each new Subscriber enrolled by one of
          -------------------
          Owner's leasing consultants who has entered into an agreement with Provider in the form attached hereto as Exhibit G for the provision of Marketing Assistance, Provider shall pay such leasing consultant twenty-five dollars ($25).

     4.4  Payment Procedures.
          ------------------

          (a) To the extent that Third Party Revenue is generated as a result of advertisements or the use/sale of, goods or services offered or displayed on the Web Portal of apartment projects other than the Complexes, Owner shall be entitled to receive a pro rata portion of the gross revenue on a per project, per "hit," per display or any other reasonable basis so long as such method is consistently applied to all Complexes receiving a portion of a particular revenue source. To the extent commercially reasonable, it is Provider's intention to allocate Third Party Revenue to the complex generating the revenue.

          (b)  For purposes of this Section 4, "gross revenue" shall mean, (i)
                                    ---------
               as it relates to Section 4.2, all revenue actually received by
                                -----------
               Provider from third parties, other than Subscribers, and related to the Complexes, net of the following items, and no other items: discounts, returns, allowances, or similar adjustments, sales, use or similar taxes, and (ii) as it relates to Section 4.1, any
                                                               -----------
               revenue actually received by Provider for fees paid by Subscribers for the use of, or access to the VelocityHSI Services.

          (c)  Provider shall remit to Owner all payments due under this Section
                                                                         -------
               4, allocable to the immediately preceding month, together with a
               --
               detailed accounting thereof on or before the twenty-fifth of each month. Such accounting shall detail:

               (i) The total Subscriber revenue by major category from each Complex (such as subscription, pay-per-use, non-recurring fees, pass through expenses).

               (ii) A breakdown of the advertising revenue detailing the revenue allocable to each advertiser and any calculations described in Section 4.3(a).
                       --------------

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

     4.5  Maintenance and Inspection of Records.
          -------------------------------------

          (a) Provider shall keep complete and accurate books and records and related documentation in accordance with generally accepted accounting principles and this contract to support and document all amounts becoming payable to Owner hereunder and concerning revenues described in Sections 4.1 and 4.2. Provider shall
                                     --------------------
               promptly, upon written request from Owner, notify Owner of the location at which such records are currently located. Provider shall maintain its books and records for such period or periods of time as may be required by the rules and regulations of the Internal Revenue Service applicable to the retention of business records.

          (b) From time to time during the Term and for a period of one (1) year thereafter, Owner shall have the right, to be exercised by Owner or its designee upon thirty (30) days notice to Provider, but not more often than annually, to audit the books and records of Provider as necessary to verify amounts payable to Owner under this Agreement. Provider shall make available to Owner or its designee such books and records as are relevant to the payments due Owner under this Agreement or as may be reasonably requested by Owner to perform such audit. Provider shall immediately pay to Owner any unpaid amounts due to Owner disclosed by such audit. If the audit indicates Provider overpaid Owner, Provider shall be entitled to deduct such amounts from future payments due hereunder. If the audit discloses an underpayment to Owner for a calendar quarter of more than two percent (2%) of the total amount payable to Owner in that calendar quarter, as verified by an independent auditing firm, Provider shall pay all reasonable costs and expenses of such independent auditor that relate to such audit; otherwise Owner shall pay such costs.

5.   Infrastructure Ownership Operation and Repair.
     ---------------------------------------------

     5.1  Infrastructure.  Provider shall, at its sole cost and expense,
          --------------
          install, operate and maintain all hardware and on-site equipment, up to the point of connection with the Subscriber's hardware, necessary for, or associated with, providing the VelocityHSI Services (all such Provider equipment is collectively referred to as the "Infrastructure"). All Infrastructure will be installed at mutually agreed upon location(s) and utilizing agreed upon methods. The Infrastructure, and any personal property on any Complex belonging to Provider, shall be there at the sole risk of Provider, and Owner shall not be liable for damage thereto or theft, misappropriation or loss thereof, except due to Owner's gross negligence or willful misconduct. Provider shall perform all construction and maintenance of the Infrastructure in a safe, good and workmanlike manner in such a way as to minimize interference with the operation of the Complex;

     5.2  Operation, Maintenance and Repair.
          ---------------------------------

                                       7
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          (a)  Provider shall provide the Infrastructure, the VelocityHSI
               Services and otherwise perform its obligations hereunder in accordance with, in all material respects, federal, state and local laws, if any, which may be applicable thereto. Provider, at its sole cost and expense, shall promptly repair all damage to the Complex and all improvements thereon caused by Provider and its agents, employees and contractors to substantially original condition, to the reasonable satisfaction of Owner.

          (b) Provider agrees to keep the Infrastructure in good working order, repair and condition throughout the term of the Agreement, and not to materially disrupt or interfere with other providers of services in the Complex or with any resident's use and enjoyment of their leased premises or the common areas of the Complexes or with Owner's operation of the Complex except to the extent Provider is in compliance, and subject to, the provisions of
               Section 3.2 this Section 5.
               -----------      ---------

     5.3  Removal of Infrastructure upon Termination. Upon expiration or earlier
          ------------------------------------------
          termination of this Agreement, Provider shall have the right (subject to Provider's obligation to repair damage to the Complex as set forth in Section 5.2(a) above), at its expense, to remove the
             --------------
          Infrastructure, if any, from the Property within sixty (60) days from the date of such expiration or termination.

6.   Provision of VelocityHSI Services to Subscribers.
     -------------------------------------------------

     6.1  Resident Support and Installation.  Support and installation services
          ---------------------------------
          provided by Provider shall at all times conform with the service levels specified in Exhibit "C". All such responses and support
                              -----------
          provided by Provider shall be in material compliance with governmental laws and/or regulations and within general industry standards. Requests for individual installations of VelocityHSI Services shall be completed within a reasonable timeframe. Provider shall not enter a leased unit except in compliance with Section 3.2. Provider will have
                                                -----------
          its employees, agents and contractors carry identification badges when on any Complex, in order that on-site management and residents of the Complex may confirm that such persons are on the Complex on behalf of Provider pursuant to this Agreement.

     6.2  Subscriber Access Pricing.  The initial price for subscriptions to the
          -------------------------
          VelocityHSI Services and for ancillary changes is set forth in Exhibit
                                                                         -------
          "D". This pricing may be modified in Provider's sole and absolute
          ---
          discretion provided, however, that Provider shall not, without Owner's prior written approval, (A) increase or decrease the price of any subscription package by more than the greater of (i) ten dollars ($10) per month or (ii) twenty five percent (25%) in the aggregate during any twelve (12) month period, or (B) charge in excess of fair market value for any hardware sold or leased to a subscriber. Such access shall be provided at a price, service quality and content comparable to the services of other companies which provide similar high-speed data access technologies and services similar to the VelocityHSI Services. Subscribers will be charged and billed individually by

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          Provider for any VelocityHSI Services they receive, and Provider shall be solely responsible for all billing and collection therefor.

   6.3    Real Estate Investment Trust Protections.  Notwithstanding any
          ----------------------------------------
          provision to the contrary in this Agreement:

          (a) (i) Provider shall not provide any services to Subscribers unless such services are also available to such Subscribers from other telecommunications service providers, (ii) Provider shall not provide any services to any Subscribers that it does not also provide to other customers who are not Subscribers, (iii) any services provided by Provider to a Subscriber will not be customized to fit the specific needs of such Subscriber, (iv) this Agreement is a bona fide agreement, negotiated at arm's length between Owner and Provider, and is of a type customarily entered into by landlords and service providers in the geographic area in which Owner's Complexes are located, (v) the services offered or provided by Provider to Subscribers will be selected by Subscribers from a menu of services, all of which are generally available to other customers of Provider, (vi) Provider shall not provide any services to residents of a Complex unless such services are of a type which are customarily rendered to tenants of residential apartment buildings in the geographic areas in which the Complex is located, and (vii) Provider shall not enter into contracts or agreements with others that would cause any portion of the payments received by Owner under this Agreement to be based, directly or indirectly, on the net income or profits of any person. Provider shall not provide any services (the "Outside Services") to residents of the Complexes which are beyond the scope of the VelocityHSI Services described in this Agreement, subject to the limitations set forth in this Section 6.3(a), without Owner's permission, which permission may be given or withheld in Owner's sole discretion.

          (b) For any Outside Services provided by Provider to residents beyond those VelocityHSI Services described in Section 6.3(a) and approved by Owner, or any services provided to nontenants through the Complex, except as otherwise agreed to by Owner and Provider
               (i) the cost of the additional services must be borne by Provider, (ii) a separate charge must be made for such services pursuant to a separate service agreement with the service recipient, (iii) the amount of the separate charge must be received and retained only by Provider and shall not be included in the calculation of the amount of gross revenues payable to Owner, and (iv) Provider must be adequately compensated for such services ((i) through (iv) above are referred to below as the "Outside Service Requirements"). If Owner permits Provider to perform an Outside Service subject to the Outside Service Requirements, and outside tax counsel selected by Owner subsequently concludes that Owner's participation in the gross revenues generated by such Outside Service should not jeopardize the tax status as a real estate investment trust of Owner or the qualification of its revenues as

               "rents from real property" for federal income tax purposes, Owner may request that such gross revenues thereafter be included in the determination of Provider's gross revenues for purposes of calculating the amount payable to Owner pursuant to this Agreement. If Provider does not agree to any such request, Owner shall be entitled to retract the approval it granted to Provider to provide such Outside Service, in which case Provider shall cease to provide such Outside Service. Outside Services offered by Provider pursuant to the terms of this Section 6.3(b) shall be set forth in written addendum to this Agreement.

   7.     Grant of Exclusive License.  Owner shall not accept or agree to accept
          --------------------------
          any commission, fee or other compensation from any other party providing services similar to the VelocityHSI Services to the Complexes, nor shall Owner provide or assist in the provision of marketing, promotion, sales, or support of marketing or sales of services similar to the VelocityHSI Services in or on the Complexes.

   8.     Public Announcements.  Neither Party shall make or allow any media
          --------------------
          releases, public announcements, and/or public disclosures by either Party or its employees, agents or representatives relating to this Agreement or the subject matter hereof without the express written consent of the other Party. The disclosing Party shall provide the other Party with the proposed text and medium of the announcement at least five (5) business days prior to release. If the non-disclosing Party has not objected to the release within three (3) business days, it shall be deemed approved. This restriction shall not apply to any announcement beyond the control of this disclosing Party, or that is otherwise permitted pursuant to Section 12.

   9.     Complex Title Matters.
          ---------------------

          9.1  Execution and Recording of Memorandum.  Concurrently with the
               -------------------------------------
               execution of this Agreement, Owner shall execute, and Provider shall be entitled to record, a Memorandum of Existence of VelocityHSI Services and Right of Entry Agreement in substantially the terms attached hereto as Exhibit "E" (the
                                                          -----------
               "Memorandum") for each Complex. The Memorandum shall be prepared and executed in a form acceptable for filing in the appropriate local recorder's office. The Parties agree that the purpose of the Memorandum is solely to provide notice of this Agreement. In the event of a conflict between the Agreement and the Memorandum, this Agreement shall control.

          9.2  Execution and Recording of Quit Claim Deed.  Concurrently with
               ------------------------------------------
               the execution of this Agreement, Owner and Provider shall execute and acknowledge a quit claim deed in the form of Exhibit "F"
                                                                -----------
               attached hereto (the "Quit Claim Deed") for each Complex. The Quit Claim Deed shall be prepared and executed in a form acceptable for filing in the appropriate local recorder's office. Upon termination or expiration of this Agreement, and no sooner, Owner may, but only in good faith and concurrently with giving written notice to Provider, (1) file the executed

               Quit Claim Deed in the appropriate recorder's office, or (2) file any other document in such recorder's office, which states, among other things, that this Agreement is terminated and the easement and rights of access, and any other interests in the Complex (exclusive of Provider's ownership of the Infrastructure), granted to Provider, are terminated.

           9.3 Subordination and Non-Disturbance.  Provider agrees that, subject
               ---------------------------------
               to the concurrent execution of a non-disturbance agreement in favor of Provider, Provider will cause this Agreement and all rights hereunder to be subject and subordinate to all leases, mortgages, and/or deed of trust which may now or hereafter affect the Complex, and to all renewals, modifications, consolidations, replacements and extensions thereof. Provider shall execute such documents as may be reasonably required to effect the provisions of this Section.

  10.     Ownership of Property.
          ---------------------

          10.1 Owner acknowledges and agrees that as between Owner and Provider, Provider owns all right, title and interest in and to the VelocityHSI Services and related products, including and not limited to trademarks, service marks, proprietary information and all other intellectual property, including, without limitation, all compilation copyrights with respect to VelocityHSI (to the extent not copyrightable by a third party) and other content relating to VelocityHSI Services as the same may be modified, adjusted or added to at any time and from time to time. Except as otherwise expressly provided herein, Owner shall not have or acquire any ownership interest in or to the Infrastructure or any property relating to the VelocityHSI Services.

          10.2 The foregoing Section 10.1 shall not apply to the content
                             ------------
               provided by Owner for display on, or incorporation in, the Web Portal. Owner represents and warrants that it has full authority, through ownership or otherwise, to display and utilize and cause Provider to display and utilize all content provided to Provider for incorporation in any Web Portal.

          10.3 Neither Party shall use the trademarks, service marks or trade names of the other or its affiliates in any advertising or promotional material or otherwise without the express prior written permission of the other Party, and except as otherwise specifically contemplated by this Agreement.

  11.     Taxes. Provider shall pay any taxes, assessments and other
          -----
          governmental charges or fees, attributable to its use of the Complexes or provision of the Services, including any increase in real property taxes, use and occupancy taxes, sales or other taxes applicable to its payments pursuant to this Agreement (other than Owner's franchise, income taxes or estate taxes), and any applicable taxes or assessments against the personal property owned by Provider located in the Building. Upon request, Provider shall provide Owner with timely evidence satisfactory to Owner that all taxes due and payable for its property have been paid.

  12.     Confidentiality Obligations.
          ---------------------------

          12.1 Confidential Information.  The receiving Party shall hold all
               ------------------------
               Confidential Information in confidence. "Confidential Information" shall mean (a) any information clearly marked "Proprietary" or "Confidential"; (b) any information which by its nature or character is clearly of the type the disclosing Party considers confidential; and (c) any information regarding Owner's residents. Information which is conveyed orally and does not meet the requirements of Subsections (b) or (c), above, shall be
                                   ----------------------
               deemed confidential only if prior to disclosure it is indicated as being confidential and written confirmation identifying the confidential or proprietary information is provided to the receiving Party within ten (10) business days after it was discussed orally.

          12.2 Restrictions. Each Party shall use reasonable efforts and
               ------------
               procedures, and at least the same efforts and procedures as are used with such Party's own Confidential Information, to maintain the confidentiality of Confidential Information disclosed to it and not show or otherwise disclose such Confidential Information without the prior written consent of the disclosing Party. Each Party shall use the Confidential Information solely for purpose of performing its obligations under this Agreement. Unless approved in advanced by the non-disclosing Party, except for the existence of this Agreement, the terms and provisions of this Agreement shall remain strictly confidential and shall not be disclosed to any third party other than a Party's attorneys, accountants, other professional advisers, potential purchasers of the Properties, and unless otherwise required by law.

          12.3 Authorized Disclosures.  Notwithstanding the obligations
               ----------------------
               described in Section 12.2, above, neither Party shall have any
                            ------------
               obligation to maintain the confidentiality of any Confidential Information which:

               (a) based upon advice of legal counsel, the Party is requested to disclose to comply with any applicable law or regulation;

               (b) is or becomes publicly available by other than unauthorized disclosure by the receiving Party;

               (c)  is independently developed by the receiving Party;

               (d) is received from a third party who has lawfully obtained such Confidential Information without a confidentiality restriction; or

               (e) if required by any court of competent jurisdiction or other governmental authority, the receiving Party may disclose to such authority, data, information or material involving or pertaining to Confidential Information to the extent required by such order, provided that the receiving Party shall first have used its reasonable efforts to notify the disclosing Party so that the disclosing Party may seek to maintain the confidentiality of such data, information or materials.

  13.     VelocityHSI Services Warranty and Limitation of Liability.
          ---------------------------------------------------------

          13.1 Limitations of Liability.  EXCEPT FOR CERTAIN PRODUCTS AND
               ------------------------
               SERVICES SPECIFICALLY IDENTIFIED AS BEING OFFERED BY PROVIDER, PROVIDER DOES NOT CONTROL ANY MATERIALS, INFORMATION, PRODUCTS OR SERVICES ON THE INTERNET. THE INTERNET CONTAINS UNEDITED MATERIALS, SOME OF WHICH IS SEXUALLY EXPLICIT OR MAY BE OFFENSIVE. PROVIDER HAS NO CONTROL OVER AND ACCEPTS NO RESPONSIBILITY FOR SUCH MATERIALS. PROVIDER ASSUMES NO RESPONSIBILITY AND RISK FOR USE OF THE VELOCITY SERVICES AND THE INTERNET AND IS NOT RESPONSIBLE FOR EVALUATING THE ACCURACY, COMPLETENESS, AND USEFULNESS OF ALL SERVICES, PRODUCTS, AND OTHER INFORMATION, AND THE QUALITY AND MERCHANTABLENESS OF ALL MERCHANDISE PROVIDED THROUGH THE VELOCITY SERVICES OR THE INTERNET.

          13.2 THE VELOCITY SERVICES ARE PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS. PROVIDER DOES NOT WARRANT OR REPRESENT THE VELOCITY SERVICES WILL OPERATE ON UNINTERRUPTED, ERROR-FREE BASIS OR BE FREE OF VIRUSES, OR OTHER HARMFUL COMPONENTS. EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, PROVIDER MAKES NO EXPRESS WARRANTIES AND OWNER WAIVES ALL IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING ANY MERCHANDISE, INFORMATION OR SERVICE PROVIDED THROUGH OR AS PART OF THE VELOCITY SERVICES OR THE INTERNET GENERALLY. NO ADVICE OR INFORMATION GIVEN BY PROVIDER OR ITS REPRESENTATIVES SHALL CREATE A WARRANTY UNLESS EXPRESSLY SET FORTH IN THIS AGREEMENT.

          13.3 Limitation of Remedies. NOTWITHSTANDING ANY OTHER PROVISION OF
               ----------------------
               THIS AGREEMENT, NEITHER PROVIDER NOR OWNER SHALL BE LIABLE FOR ANY REASON FOR INCIDENTAL, SPECIAL, PUNITIVE, INDIRECT, EXEMPLARY, MULTIPLE OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OF ANY NATURE WHATSOEVER.

  14.     Indemnification. Each Party (the "Indemnifying Party") agrees to
          ---------------
          indemnify, protect, defend and hold the other Party, and its successors, officers, directors, employees, agents and assigns (the "Indemnified Party") harmless from and with respect to any loss or damage (including reasonable attorney's fees and costs), arising out of or relating to any suit or proceeding brought against the Indemnified Party insofar as such suit or proceeding shall be based upon a claim by a third party alleging facts or circumstances or based upon a claim of wrongdoing by the Indemnifying Party, provided the Indemnified Party gives the Indemnifying Party prompt written notice of any such claim and provides the Indemnifying Party such reasonable cooperation and assistance as the Indemnifying Party may request from time to time in the defense thereof. The Indemnifying Party shall have the right to assume defense of the claim with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of the claim with its own counsel at its sole expense. Neither Party shall enter into a settlement that imposes liability on the other without the other Party's consent, which consent shall not be unreasonably withheld, delayed or conditioned.

  15.     Default, Termination
          --------------------

          15.1 Default.  Upon the occurrence of any of the following events, a
               -------
               Party shall be deemed to be in default under this Agreement:

               (a) Material failure to perform the defaulting Party's obligations hereunder, including but not limited to, Provider's failure to (i) maintain the service standards set forth in Section 6 hereof,(ii) make the payments to Owner or
                             ---------
                    Owner's leasing consultants set forth in Section 4 hereof
                                                             ---------
                    and (iii) comply with the service limits set forth in
                    Section 6.3;

               (b) The defaulting Party's insolvency, the making of a general assignment for the benefit of its creditors, suffering or permitting the appointment of a receiver or similar officer for its business or assets or availing itself of, or becoming subject to, any proceeding under the United States Federal Bankruptcy Laws or any federal or state statute relating to solvency or the protection of the rights of creditors; or

               (c) Making of any warranty, representation, statement or response in connection with this Agreement which was untrue in any material respect on the date it was made by the defaulting Party.

          15.2 Remedies. In the event the defaulting Party fails to cure any
               --------
               default set forth hereunder within thirty (30) days, except for
               (a) defaults under Section 15.1(b) which shall have a cure period
                                  ---------------
               of ninety (90) days, and (b) defaults under Section 6 which shall
                                                           ---------
               have a cure period of five (5) days, and after written notice of such default by the nondefaulting Party, the nondefaulting Party may terminate this Agreement without further obligation on the part of the nondefaulting Party, and pursue any claims at law or in equity permitted under this Agreement against the defaulting Party.

  16.     Dispute Resolution Procedures. Any dispute arising out of or in
          -----------------------------
          connection with this Agreement shall be resolved only by binding arbitration by a panel of three arbiters, by the American Arbitration Association in accordance with the Rules for Commercial Disputes Resolution in San Francisco, California. Written notice of the demand for arbitration shall be served on the other Party to this agreement and filed with the arbitration service. The demand for arbitration shall be made within a reasonable time after the dispute has arisen, and in no event shall it be made after the date upon which it would have been barred by the terms of this agreement or applicable law. Each arbitrator must be experienced in the subject matter of the arbitration. Arbitration shall be completed not later than 180 days following its initiation. In reaching their award, the arbitrators shall follow and be bound by substantive California law. However, arbitrators shall in no manner award punitive damages, damages calculated by applying a multiplier, or any other damages excluded pursuant to Section 15.3.
                                                                ------------
          The award shall be in writing and shall contain findings of fact and conclusion of law and shall set forth the nature, amount and manner of calculation of all damages. The award shall be final and binding, and judgment may be entered upon it in any court having jurisdiction. This provision has been expressly agreed to by the Parties with full understanding that it acts to waive their respective constitutional rights to a trial by judge or jury and their respective rights to punitive or emotional distress damages.

  17.     Notices. Any notice or other communication required or permitted under
          -------
          this Agreement shall be in writing and may be personally delivered or sent by a nationally-recognized overnight courier or by Certified mail return receipt requested, postage pre-paid. All notices personally delivered shall be effective at the time of such delivery. All notices sent by Certified mail shall be effective five (5) days after deposited in the US mail. All notices sent by overnight courier shall be effective one (1) business day after delivery to such courier service. All notices transmitted by any other means shall only be effective forty-eight (48) hours after actual receipt. All notices shall be addressed as follows:

               If to Provider at:

                         VelocityHSI, Inc. at:
                         Attn: Michael Todd
                         2175 North California Boulevard, Suite 810
                         Walnut Creek, CA 94596
                         Facsimile: 925-952-5697

               If to Owner at:

                         BRE Properties, Inc.
                         Attn: LeRoy E. Carlson
                         44 Montgomery Street, 36th Floor
                         San Francisco, CA 94104
                         Facsimile: 415-445-6577

          Any Party may designate a change of address, or require that notices be provided to duplicate locations, upon ten (10) days written notice.

  18.     Attorneys' Fees.  The prevailing Party of the dispute or controversy
          ---------------
          resolved by arbitration or court action shall recover its attorney's fees and costs (including costs of experts) associated with such arbitration or court action from the other Party.

  19.     Assignment.  Owner may assign its rights and obligations under this
          ----------
          Agreement, in whole or in part, to an affiliate without consent of Provider.

  20.     Miscellaneous.
          -------------

          20.1 Entire Agreement/Severability.  This Agreement, together with all
               -----------------------------
               attachments and exhibits hereto, constitutes the entire Agreement of the Parties and supersedes all prior and contemporaneous agreements, representations and understandings between the Parties. In the event that any provision contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect, such unenforceable provisions shall be reduced in scope or duration to the extent necessary in order to make the same enforceable.

          20.2 Amendment; Modification.  The Agreement may not be supplemented,
               -----------------------
               amended, modified or otherwise altered except by written instrument executed by all the Parties hereto and no course of dealing or trade usage among or between the Parties shall be effective to supplement, amend, modify or alter this Agreement.

          20.3 Survival.  Each Party's obligations under Section 12,
               --------                                  ----------
               Confidentiality Obligations, and Section 16, Dispute Resolution
                                                ----------
               Procedures, shall survive the termination of this Agreement.

          20.4 Choice of Law.  This Agreement shall be governed by and construed
               -------------
               in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California by residents of the State of California.

          20.5 Captions.  The captions appearing in this Agreement are included
               --------
               solely for convenience of reference and shall not be construed or interpreted to affect the meaning or interpretation of this Agreement.

          20.6 Hiring Prohibited.  Except as otherwise provided in Section 3.4,
               -----------------                                   -----------
               during the term of this Agreement and for a period of one (1) year thereafter, no personnel of either Party who was directly involved in the performance of this Agreement shall solicit for hire or hire any employee of the other Party who was directly involved in the performance of this Agreement.

          20.7 Relationship of the Parties.  The Parties do not intend for this
               ---------------------------
               Agreement or the relationship established thereby to be considered anything other than one between property owner and independent contractor, and shall not be construed as the formation of a joint venture or partnership between the Parties for any purpose.

          20.8 No Third Party Beneficiaries.  The Parties do not intend to
               ----------------------------
               create, and this Agreement does not create, any rights in any entities or individuals who are not Parties to this Agreement.

          20.9 Counterparts.  This Agreement may be signed in counterparts, each
               ------------
               of which shall be deemed an original and all of which together shall be deemed to be one and the same document.

                                     * * *

     In witness of their agreement, the Parties have caused the Agreement to be executed below by their authorized representatives as of the date first written above.


                             PROVIDER
                             VelocityHSI, Inc.

                             By:      /s/ Charles P. Wingard
                                --------------------------------
                             Name:  Charles P. Wingard
                             Title: Senior Vice President and Chief Financial
                                    Officer


                             OWNER
                             BRE Properties, Inc.

                             By:      /s/ LeRoy E. Carlson
                                --------------------------------
                             Name:  LeRoy E. Carlson
                             Title: Executive Vice President and Chief
                                    Financial Officer

Exhibits:

Exhibit A:    Description of Complexes
Exhibit B:    Service Reliability Standards
Exhibit C:    Subscriber Support Standards
Exhibit D:    Schedule of Initial Pricing
Exhibit E:    Sample Memorandum of Existence of Service Agreement
Exhibit F:    Quit Claim Deed
Exhibit G:    Form of Marketing Assistance Agreement

                                   EXHIBIT A

                            Description of Complexes

                                   EXHIBIT B


                   VelocityHSI Services Reliability Standards

                        PERCENT OF NETWORK AVAILABILITY

     This parameter is generally indicative of the availability of the network for Subscribers to transport and download data to and from the Internet or, in the event that the Subscriber data is to be fulfilled by computers within Provider's systems, generally indicative of the ability to transport data to Provider's servers and the availability of the servers.

     This parameter is calculated by dividing the number of seconds that the network is available for each Subscriber by the total number of Subscriber-seconds in each calendar month and multiplying by 100.

     Specifically excluded from the Network Availability calculation shall be regularly scheduled maintenance windows or ad hoc maintenance windows scheduled and announced 24 hours in advance by Provider through the Front Page. Also, specifically excluded from the Network Availability calculation shall be periods of time where the access or availability is limited or prevented through Owner's actions, intentional or otherwise, including a failure to maintain electrical service to the Infrastructure.

     Provider shall exhibit greater than 98% Network Availability per month.

                                   EXHIBIT C

            Subscriber Support/Installation Standards and Procedures

This Exhibit sets out the Subscriber support and Subscriber installation requirements associated with the VelocityHSI Services and Provider's obligations under the Agreement. Subject to the terms and provisions of the Agreement, the Subscriber support and Subscriber installation procedures shall meet the operations specification and requirements stated herein, which are generally stated in terms of events or outcomes, rather than terms of specific hardware, software or procedural requirements.

A.  Telephone Support Centers.  Provider shall establish and maintain a toll
    -------------------------
free customer support number which will be capable of answering questions regarding each of the following matters:

 .  Inquiries about the VelocityHSI Services
 . Ordering and scheduling installation or maintenance of VelocityHSI Services . Billing inquiries
 .  Initial technical support inquires
 .  Technical support for all VelocityHSI Services and VelocityHSI Hardware

     The Telephone Support Center shall respond to calls consistent with the following guidelines:

 .  All calls shall be answered consistent with the Provider/Owner cobranding.
 .  Operate the support center on a 24x7 basis.
 . Maintain sufficient customer service staff and call center capacity to connect to Subscribers within ___ minutes of call entering processing operation.
 .  Develop and publish escalation procedure for Customer Service Representatives related to network issues.
 .  Resolve billing issues within 24 hours 95% of time, on a monthly basis.
 .  Resolve connection issues within 24 hours 95% of time, on a monthly basis.
 .  Resolve technical issues within 24 hours if a phone call is required 95% of time, on a monthly basis.
 .  Resolve technical issues within 48 hours if a truck roll is required 95% of time, on a monthly basis.
 . Develop and publish procedures for Owner to contact Provider regarding technical issues related to the VelocityHSI Services.

B.  Subscriber Installation Standards and Procedures.
    -------------------------------------------------

Provider shall be responsible for all aspects of assisting Subscribers with installing the necessary hardware and software associated with utilizing the VelocityHSI services. In order to satisfy this obligation, Provider shall perform each of the following services and comply with the following guidelines.

 .  Verify that potential Subscriber' personal computers meets Provider's established minimum requirements for the supplied software and utilization of the VelocityHSI Services;
 .  Make an appointment with each new Subscriber to meet the installation personnel for the installation of the VelocityHSI Services in the
   Subscriber's unit;
 .  Collect the Subscriber information required to install, provision and complete the set up of Subscriber's VelocityHSI Services. Provider will develop an appropriate paper-form-based system or automated system to facilitate this process;
 .  Provide, or cause to be provided, necessary in unit connections to the
   Infrastructure using the most appropriate methods, all as previously agreed to with Owner pursuant to Section 5.1.;
                             ------------
 . Maintain a sufficient inventory of all software and hardware required to install the VelocityHSI Services as may be required to complete Subscriber installations;
 . Issue, on either a rental or purchase basis, and install hardware or software which may generally be required to be installed on Subscriber's system (such as network cards or other specialized interfaces) for the service requested by the Subscriber;
 . Meet the Subscriber at the Subscriber's location at the scheduled time within the tolerances and limits as defined in accordance with the Customer Service Standards discussed above;
 . Offer the Subscriber, at the time of installation, a brief introduction to the VelocityHSI Services. This introduction will include how to launch the service, how to find the training material and the subscriber support section on the Complex Font Page, how to find the on Provider's Web site and how to call Subscriber Support Center for technical assistance or support;
 .  Obtain signatures required to verify that each Subscriber installation was executed properly and to the satisfaction of the Subscriber; and . Provide Owner with a copy of the installation transaction documentation verifying that the completed installation is ready for billing.

C.  Support/Installation Performance Ratios and Reporting.
    ------------------------------------------------------

1.  Percent Subscriber Service Order Commitments Timely Met

This parameter is generally indicative of the timely beginning of work on orders from Subscribers for new service or orders to make changes in, or repairs to, their existing service and the successful fulfillment of agreed upon service appointments. The parameter is calculated by dividing the total Subscriber service orders begun on or before the date and within the hour range promised to the Subscriber that the service order would be started by the total number of service orders initiated in each calendar month and multiplying by 100.
Provider shall exhibit greater than 90% Subscriber Service Order Commitments Timely Met per month.

2.  Percent Subscriber Service Order Completion Commitments Timely Met

This parameter is generally indicative of the timely completion of work on orders from Subscribers for new service or orders to make changes in or repairs to their existing service and the timely completion of those service orders. The timely completion parameter is calculated by dividing the total Subscriber Service Orders completed on or before the date and time promised to the Subscriber that the service order would be completed by the total number of service orders initiated in each calendar month and multiplying by 100. Provider shall exhibit greater than 90% Subscriber Service Order Completion Commitments Timely Met per month.

3.  Percent Subscriber Support Calls Timely Answered

This parameter is based upon the number of Subscriber calls to the telephone support center answered within 15 seconds by a human operator or by an automated response system, and if answered by the automated system, answered by a human operator within 45 seconds of selecting to be connected to a human operator. This parameter is calculated by dividing the number of calls answered with the above time frames by the total number of telephone support center calls answered in each calendar month and multiplying by 100. Provider shall exhibit greater than 90% of Subscriber Support Calls Timely Answered within the above parameters.

4.  Percent of Trouble Reports Resolved Timely

For purposes of this item, Trouble refers to problems or errors in the Infrastructure, or other parts of Provider's system, but shall exclude Subscriber error, defects in Subscriber's equipment (including cabling, computer or other hardware or software) or defects in public data distribution, including the Internet, or other utility systems.

This parameter is related to the number of Trouble Reports resolved within the following windows: For Trouble Reports received by Provider at the telephone support center prior to 1:00 p.m. Pacific Time, Monday through Friday, excepting holidays, such reports will be cleared by the end of the next business day.
This parameter is calculated by dividing the total trouble reports cleared on or before the date and clock hour promised to the Subscriber by the total number of trouble reports resolved in each calendar month and multiplying by 100.
Provider shall exhibit greater than 90% Trouble Reports Resolved Timely per month, according to the terms of this section for trouble that can be resolved by Provider alone.

5.  Percent of Subscriber Bills Prepared Timely

This parameter is related to the generation of Subscriber Bills for delivery to Subscribers by mail, electronic mail or credit card billing. This parameter is calculated by dividing the number of Subscriber Bills generated and sent to Subscribers within twenty (20) business days of the end of the billing cycle by the total number Subscriber Bills generated in each calendar month and multiplying by 100. Provider shall exhibit greater than 95% Subscriber Bills Prepared Timely per month.

6.  Percent of Subscriber Bills Prepared Accurately

This parameter is related to the accuracy of Subscriber Bills for delivery to Subscribers by mail, electronic mail or credit card billing. This parameter is calculated by dividing the number of Subscriber generated that do not require an adjustment due to a billing error caused Provider by the total number Subscriber Bills generated in each calendar month and multiplying by 100. Provider shall exhibit greater than 95% Subscriber Bills Prepared Accurately per month.

7.  Reports

Provider shall provide to Owner reports within thirty (30) business days of the end of each calendar month, the reports listed below in this section, each of which may be provided separately or provided on a consolidated basis:

A report depicting total Subscribers, gross new Subscribers and gross Subscribers terminated separated by product tier and Complex.

New service orders, trouble reports opened and closed or cleared as appropriate separated by date and Complex, and compliance with items 1, 2 and 4 above.

Aggregate Provider telephone support center data depicting the distribution of call waiting time in general and the percent calls answered and calls abandoned respectively, and compliance with item 3, above

Billing summaries describing the date(s) bills were sent to Subscribers, and compliance with items 5 and 6 above.

                                   EXHIBIT D


                          Schedule of Initial Pricing

              [to be reviewed and revised based on final pricing]

I.   RECURRING VELOCITY SERVICE ACCESS REVENUE

---------------------------------------------------------------------------------------------
                     Type of Subscription Plan                          Monthly Access Fee
                     -------------------------                          ------------------
---------------------------------------------------------------------------------------------
Free Services (includes use of set top box and wireless keyboard to          No Charge
access certain limited Complex intranet services; no internet access)
---------------------------------------------------------------------------------------------
Gold Plan (Same as above with basic high speed Internet access for         $34.95/month
one personal computer.)
---------------------------------------------------------------------------------------------
Platinum Plan (Same as Gold Plan for up to three personal computers)       $59.95/month
---------------------------------------------------------------------------------------------

II.  ONE-TIME CHARGES AND/OR PASS-THROUGH CHARGES

Installation fee                                          $49.95

Installation fee will be waived for Free Service package and may be waived for all other packages at Provider's discretion.

Subscriber Equipment Required for Interface
With VelocityHSI Services:


Service Calls                                             $______/ hour

                                   EXHIBIT E


             Sample Memorandum of Existence of VelocityHSI Services

                                   Agreement

            Execution copy to be formatted in compliance with local
                              filing requirements.



                           MEMORANDUM OF EXISTENCE OF

                         VELOCITYHSI SERVICES AGREEMENT

     A license has been granted by ______________________________, on behalf of itself ("Grantor") to VelocityHSI, Inc., a Delaware corporation ("Grantee"), under a certain VelocityHSI Services Agreement effective __________________, 2000 by and between Grantor and Grantee (the "Agreement"). The license permits Grantee, among other things, the right to provide certain data transmission and communications services, as described in the Agreement, and to engage in any other act or activity contemplated by the Agreement at the Complex described herein.

     As used in the Agreement, the term "Complex" means that the real property consisting of approximately ______ apartment units located in the city of ________, County of _______, State of ______, at the address commonly known as [Name and Address of Apartment Community]. Whose legal description is as follows:

     In the event of any conflict between the terms and conditions of this Memorandum of Existence of VelocityHSI Services Agreement and the terms and conditions of the Agreement, the terms and conditions of the Agreement shall control. The Parties agree that the sole purpose of this Memorandum of Velocity Services Agreement is to provide notice of the Agreement.

    Executed this ______ day of _________, 200__.

                                   EXHIBIT F


                                Quit Claim Deed


            Execution copy to be formatted in compliance with local

                              filing requirements.

     FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned hereby quit-claims to ______________________, a _________ _______________, ("Owner") without representation or warranty, its entire right, title and interest in the property described on Attachment 1 attached hereto and incorporated by this reference (the "Complex").

     By this Quit Claim Deed, the undersigned further agrees (i) the VelocityHSI Services Agreement (the "Agreement"), dated as of ________________________ 20__, between the undersigned and Owner, as evidenced by the Memorandum of Existence of VelocityHSI Services Agreement Easement recorded on _________________, 200__, as Instrument No. _________________, in the County of __________, __________ has
expired or been terminated, and (ii) the easement and rights of access, and any other interests in the Property granted to the undersigned therein have expired or been terminated.

     Nothing in this QuitClaim Deed shall in any way serve as a transfer or waiver of the undersigned's rights to personal property, defined in the Agreement as "Infrastructure," stored or installed in or on the Complex

DATED this __ day of _________, 20__.

                                   EXHIBIT G

                    FORM OF MARKETING ASSISTANCE AGREEMENT
                    --------------------------------------

  This MARKETING ASSISTANCE AGREEMENT (the "Agreement") is dated as of this ___ day of _____________, 2000, by and between VelocityHSI, Inc., a Delaware company (the "Provider"), and ____________________ (the "Leasing Consultant"). Capitalized terms herein otherwise not defined shall have the meanings ascribed to them in that certain Services Agreement dated August 7, 2000, by and Between Provider and BRE Properties, Inc., a Maryland corporation ("Owner").


                                   AGREEMENT
                                   ---------

     1.  Marketing Assistance. Subject to the restrictions in Section 4 hereof,
         --------------------
Leasing Consultant shall provide assistance in the marketing of Provider's Services ("Marketing Assistance") to residents of _________________ (the "Complex"), in exchange for fees described in Section 2 hereof.

     2.  Payment for Services.  As payment for Leasing Consultant's Marketing
         --------------------
Assistance, Provider shall pay Leasing Consultant twenty-five dollars ($25) for each new Subscriber enrolled by Leasing Consultant.

     3.  Independent Contractor.  Leasing Consultant acknowledges and agrees
         ----------------------
that Leasing Consultant is an independent contractor and is solely responsible for the reporting and payment of any applicable federal, state, local and other taxes on payments received under Section 2 hereof. Provider shall not be responsible any tax withholding with respect to payments paid to Leasing Consultant under Section 2 hereof.

     4.  Instruction and Marketing Materials.  For the purposes of assisting
         -----------------------------------
Leasing Consultant with Marketing Assistance, Provider shall provide Leasing Consultant with training and instruction for performance of Marketing Assistance. Provider will also provide Provider's marketing materials and a demonstration Kiosk for display in the Complex's common area to assist with Leasing Consultant's Marketing Assistance. Leasing Consultant acknowledges and agrees that all such marketing materials belong to Provider and shall be promptly returned to Provider upon termination of this Agreement. Following termination, Leasing Consultant shall not retain any written or other tangible material containing any proprietary information of Provider.

     5.  Restrictions on Marketing Assistance.  Provider and Leasing Consultant
         ------------------------------------
agree that such Marketing Assistance shall not interfere with the performance of Leasing Consultant's duties to Owner or with respect to the Complex, and in no event shall Leasing Consultant devote more than 5% of the time that he/she devotes to matters for Owner to providing Marketing Assistance to Provider.

     6.  Release of Owner.  Leasing Consultant and Provider acknowledge and
         ----------------
agree that Owner shall not have any responsibility for, or other association with, the Marketing Assistance, including any obligation relating to the payments for the Marketing Assistance, any tax withholding with respect to such payments, or the nature or quality of the services provided hereunder.

     7.  Assignment.  This Agreement may not be assigned by Leasing Consultant,
         ----------
but may be assigned by Provider to any successor to its business and will inure to the benefit and be binding upon any such successor.

     8.  No Contract for Employment; Termination.  Leasing Consultant
         ---------------------------------------
acknowledges that Leasing Consultant's contract with Provider is at will. This Agreement shall not confer upon Leasing Consultant any right of continued or future employment by Provider or any right to compensation or benefits from Provider except the rights specifically stated in Section 2 hereof, and shall not limit the right of Provider to terminate this Agreement at any time with or without cause.

          IN WITNESS WHEREOF, the parties have executed this Marketing Assistance Agreement as of the date and year first written above.


                              VELOCITYHSI, INC.,
                              a Delaware corporation


                              By:______________________________
                              Name:
                              Title:



                              LEASING CONSULTANT


                              _________________________________
                              Name: